EXHIBIT 23.1

EXHIBIT 23.1:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2004 relating to the financial statements and financial statement schedule of MICROS Systems, Inc., which appears in MICROS Systems Inc.’s Annual Report on Form 10-K for the year ended June 30, 2004.

PricewaterhouseCoopers LLP

Baltimore, Maryland

March 25, 2005